SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                              ---------------------

                               September 30, 2004

                Date of Report (Date of earliest event reported)

                            U.S. Energy Systems, Inc.
             (Exact name of registrant as specified in its charter)


  Delaware                              0-10238                  52-1216347
(State or other                       (Commission             (I.R.S. Employer
jurisdiction of                        File Number)          Identification No.)
Incorporation)

One North Lexington Avenue
White Plains, NY                                                   10601
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code: (914) 993-6443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         - Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         - Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         - Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         - Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01   Entry into a Material Definitive Agreement

         On September 30, 2004, US Energy Biogas Corp. ("Biogas") purchased for $3 million the Second Amended and Restated Subordinated Note dated April 8, 2004 (the "Note") (including all accrued and unpaid interest thereon) in original principal amount of $5,728,883 it had issued to AJG Financial Services, Inc. ("AJG"). AJG beneficially owns approximately 8.5 % of US Energy Systems, Inc.'s (the "Registrant") common stock and a director of the Registrant is an officer of AJG.

         The Registrant owns 54.26% of the equity and 80% of the voting power of Biogas.




                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           U.S. Energy Systems, Inc.



                                          By: /s/ Goran Mornhed
                                                  -------------
                                                  Goran Mornhed, President and
                                                  Chief Executive Officer



Dated:   October 6, 2004